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J.P. Morgan & Co. Incorporated                                        JP Morgan
60 Wall Street, New York, NY 10260
NYSE symbol: JPM
www.jpmorgan.com

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News release: Immediate                                          March 13, 2000





           J.P. Morgan comments on strong January and February results

     At an investor briefing today J.P. Morgan said that continued momentum in a robust business environment produced strong performance in the first two months of 2000. "Earnings so far this year have been excellent," said Douglas A. Warner III, chairman. "Results in January and February were significantly ahead of the average monthly pace of last year's fourth quarter. The strength was broad-based across equities, fixed income, investment banking, and asset management, with proprietary investing and trading activities also profitable."



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Press contact:
New York                       Joseph Evangelisti                 1-212-648-9589